                                                                      EXHIBIT 99

            WINTHROP RESIDENTIAL ASSOCIATES II, A LIMITED PARTNERSHIP
            ---------------------------------------------------------
                         FORM 10-QSB SEPTEMBER 30, 2000
                         ------------------------------

SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

    1. Statement of Cash Available for Distribution for the three months ended September 30, 2000:

        Net Income                                             $   17,000
        Add:   Depreciation                                        81,000
               Amortization                                         2,000
               Minority interest                                    1,000

        Less:  Cash to reserves                                   (74,000)
                                                               ----------

        Cash Available for Distribution                        $   27,000
                                                               ==========

        Distributions allocated to General Partners            $    2,000
                                                               ==========

        Distributions allocated to Limited Partners            $   25,000
                                                               ==========

    2. Fees and other compensation paid or accrued by the Partnership to the general partners, or their affiliates, during the three months ended September 30, 2000:


          Entity Receiving                                Form of
            Compensation                                Compensation                           Amount
        -----------------------------   ---------------------------------------------------   ----------------
          General Partners              Interest in Cash Available for Distribution           $       2,000

          WFC Realty Co., Inc.
          (Initial Limited Partner)     Interest in Cash Available for Distribution                       5




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